EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CareGuide, Inc. of our report dated April 17, 2007 relating to our audits of the consolidated financial statements which appear in the Transition Report on Form 10-KSB of CareGuide, Inc. for the nine month period ended December 31, 2006.

/s/ McGladrey & Pullen LLP

MCGLADREY & PULLEN LLP

Des Moines, Iowa

June 15, 2007